Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com
For Immediate Release
PrivateBancorp, Inc. to Attend Upcoming Financial Conferences
CHICAGO, October 31, 2013 – PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will attend three investor conferences in November and December 2013. The conferences include:

•	Credit Suisse Boston Financials One-on-One Conference on Tuesday, November 5, 2013.

•	Sandler O’Neill & Partners East Coast Financial Services Conference on Thursday, November 14, 2013.

•	Jefferies Financial Institutions Group Year-End CEO Conference on December 2, 2013.
Investors may access materials distributed in meetings at the conference under the PrivateBancorp, Inc. Investor Relations section of the Company’s website at www.theprivatebank.com.
About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of September 30, 2013, the Company had 36 offices in 10 states and $13.9 billion in assets. Our website is www.theprivatebank.com.